                                                                 EXHIBIT 10.1.45




                             PILLOWTEX CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                          (Effective January 1, 1997)

                             PILLOWTEX CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          1. Purpose. The purpose of the Supplemental Executive Retirement Plan is to provide certain executive employees of Pillowtex Corporation and its subsidiaries with a targeted level of retirement income upon retirement or other termination of employment.

          2. Definitions. The following definitions are used throughout the Plan.

                 (a) "Annual Conventional Benefits" means the aggregate projected annual employer-provided retirement benefit to be paid to the Participant from the Pension Plan, plus the projected annual Primary Social Security Benefit of the Participant, each payable as a straight life annuity, on the assumption that the Participant will remain employed by the Company or a subsidiary of the Company through the last day of the month in which the Participant attains age 65.

                 (b) "Annual Supplemental Benefit Target" has the meaning as defined in Section 5(a).

                 (c) "Board of Directors" means the Board of Directors of the Company.

                 (d) "Change in Control" means the occurrence of one or more of the following events, unless the Board has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a change in control of the Company:

                          (i) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of the surviving corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

                          (ii) the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding Voting Stock of the acquiring corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                          (iii) any person (as the term "person" is used in Section 13(d) or Section 14(d) of the Exchange Act), other than an Excluded Person (as hereafter defined), is or becomes the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

                          (iv) during any period of 24 consecutive months, at least a majority of the Board ceases to consist of individuals who have served continuously on the Board since the beginning of such 24-month period, unless the election of directors during such period, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who will at that time have served continuously on the Board since the beginning of such 24-month period; or

                          (v) the Company has entered into one or more definitive agreements pursuant to which a transaction described in paragraph (i) or paragraph (ii) above may occur and the Board determines that all conditions required to consummate such a transaction have been fulfilled.

                          Notwithstanding the foregoing provisions, a "Change
                 in Control" will not be deemed to have occurred for purposes of this Agreement solely because the Company, a Subsidiary or any employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or
                 Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting securities of the Company, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

                          For purposes of this definition, the term "Excluded
                 Person" means any of Charles M. Hansen, Jr., Mary R. Silverthorne or the John H. Silverthorne Estate or any person for which any of Charles M. Hansen, Jr., Mary R. Silverthorne or the John H. Silverthorne Estate are deemed to hold beneficial ownership of securities of the Company registered in the mane of such person.

                 (e) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

                 (f) "Committee" means the Compensation Committee of the Board of Directors or any successor committee appointed by the Board of Directors to administer the Plan.

                 (g) "Common Stock" means the common stock of the Company, $0.01 par value, or any security into which such Common Stock may be changed by reason of any transaction described in Section 11.

                 (h) "Company" means Pillowtex Corporation, a Texas corporation. The term "subsidiary of the Company" means any corporation of which at least 50% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by the Company.

                 (i) "Competitive Median" means the median compensation for an employee holding a comparable position in firms with comparable sales (including but not limited to firms within the Company's industry), as determined by Committee.

                 (j)      "Effective Date" means January 1, 1997.

                 (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 (l) "Final Average Compensation" means a Participant's projected aggregate cash compensation for the five consecutive years of employment ending with the month the Participant attains age 65, divided by five, based on the assumption that the Participant will remain employed by the Company or a subsidiary of the Company through the last day of the month in which the Participant attains age 65 and such other assumptions as may be adopted from time to time by the Committee. In no event, however, will a Participant's compensation in excess of the Competitive Median be taken into account for any purpose under the Plan. The Competitive Median will be applied separately to each year's cash compensation, based on the Competitive Median in effect at the time. The Final Average Compensation for each Participant will be determined by the Committee from time to time, provided that no Participant's Final Average Compensation will be reduced below that originally determined by the Committee upon the Participant's first becoming eligible to participate in the Plan.

                 (m) "Lifetime Supplemental Benefit Target" has the meaning as defined in Section 5(a).

                 (n) "Market Value per Share" means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

                 (o) "Participant" means an employee who is eligible to receive benefits under the Plan. The term "Participant" will include the beneficiary of a deceased Participant, unless the context clearly requires a different interpretation.

                 (p) "Pension Plan" means the Pension Plan for Qualified Employees of Pillowtex Corporation, as amended from time to time, a defined benefit pension plan that is sponsored by the Company and is intended to qualify under Section 401(a) of the Code.

                 (q) "Phantom Share" means, solely for purposes of determining the value of a Participant's Supplemental Retirement account, a hypothetical measurement unit equivalent to one share of Common Stock, subject to the adjustments described in Section 11.

                 (r) "Plan" means the Pillowtex Corporation Supplemental Executive Retirement Plan as set forth herein and as amended from time to time.

                 (s)      "Plan Year" means the calendar year.

                 (t) "Primary Social Security Benefit" means the primary social security retirement benefit to which the Participant would be entitled under the provisions of the Social Security Act.

                 (u) "Scheduled Annual Accrual" has the meaning as defined in Section 5(a).

                 (v) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, 50% or more of the total combined voting power or equity interest represented by all classes of stock or equity issued by such corporation, partnership, joint venture or other entity.

                 (w) "Supplemental Retirement Account" means the account described in Sections 4 and 5.

          3. Eligibility. Each key executive employee of the Company or any Subsidiary who is designated by the Committee as eligible to participate in the Plan will be a Participant.

          4. Supplemental Retirement Benefit. Upon a Participant's retirement or other termination of employment with the Company and its Subsidiaries, the Participant will be entitled to receive a supplemental retirement benefit equal to the vested balance in the Participant's Supplemental Retirement Account. The balance of a Participant's Supplemental Retirement Account as of any date will be equal to the value of the Phantom Shares accrued to the account, as determined by reference to the Market Value per Share for the Common Stock on such date (subject to the provisions of Section 5).

          5. Contribution Credits/Accounts. (a) The Supplemental Retirement Account for each Participant will be credited annually with a contribution equal to the Participant's Scheduled Annual Accrual. Except as provided in Section 5(c) below, each Scheduled Annual Accrual will be expressed as a number of Phantom Shares determined by dividing the amount of the Scheduled Annual Accrual by the Market Value per Share on the date of such contribution.

                          (i) The "Scheduled Annual Accrual" for each Participant means a dollar amount which, when accrued annually (compounding at the rate of 12% per year) in equal installments through the last day of the month in which the Participant attains age 65, would produce a lump sum amount equal to the Participant's Lifetime Supplemental Benefit Target. For any Plan Year after a Participant attains age 65 and remains employed by the Company or any Subsidiary, the Scheduled Annual Accrual will be a flat amount equal to the weighted average of the Scheduled Annual Accruals credited with respect to the Participant for the five Plan Years immediately prior to attainment of age 65.

                          (ii) The "Lifetime Supplemental Benefit Target" for each Participant means the net present value (discounted at a rate of 8% per year), as of the last day of the month in which the Participant attains age 65, of a stream of straight life annuity payments equal to the Participant's Annual Supplemental Benefit

         Target paid annually to the Participant throughout the Participant's lifetime, as determined by reference to the UP-1984 Unisex Mortality Table.

                          (iii) The "Annual Supplemental Benefit Target" for each Participant means (A) the difference between (1) 50% of the Participant's Final Average Compensation, and (2) the Participant's Annual Conventional Benefits, multiplied by (B) a fraction (not to exceed one), the numerator of which is the number of years of vesting service that the Participant will have earned under the Pension Plan if the Participant remains continuously employed by the Company or a subsidiary of the Company until reaching age 65 (disregarding any period of service with Beacon Manufacturing Corp., whether or not taken into account under the Pension Plan) and the denominator of which is 30.

                 (b)      Except as provided in Section 5(c) below or in
Section 8, each Participant's account will be deemed to be invested solely in Phantom Shares, and the balance of a Participant's account as of any date will be determined by multiplying the number of Phantom Shares credited to such Participant's account at the time of determination by the Market Value per Share on such date. In the event the Company pays any dividends (other than in Common Stock) with respect to Common Stock, each Participant's account will be credited with a number of additional Phantom Shares determined by calculating the amount of an equivalent dividend on the number of Phantom Shares credited to the Participant immediately prior to such dividend, and dividing such hypothetical dividend by the Market Value per Share on the date the dividend was paid.

                 (c) In the event of a Change in Control, the balance of each Participant's account as of the date of the Change in Control will be determined (based on the number of Phantom Shares credited to such Participant's account as of such date), and each Participant's account will thereupon be converted into a hypothetical fixed-income investment earning 12% per annum (subject to reduction to 8% per annum upon commencement of installment payments under Section 8), and will no longer be deemed to be invested in Phantom Shares. In addition, in the event of a Change in Control, a Participant's Scheduled Annual Accrual will be stated as a dollar amount, and will no longer be expressed as a number of Phantom Shares.

                 (d) Scheduled Annual Accruals will be made to the Participant's account as of a date selected by the Company (but not later than 90 days after the end of the Plan Year for which the contribution is to be credited) beginning with the Plan Year in which the Participant first becomes eligible to participate in the Plan and ending with the Plan Year in which the Participant retires or otherwise terminates employment, whichever occurs first. For purposes of the foregoing sentence, a Participant who becomes eligible for benefits under any long term disability plan maintained by the Company or any subsidiary of the Company will be regarded as having terminated employment nine months after the onset of the disability that entitles the Participant to benefits. If a Participant first becomes eligible to participate on a date other than the first day of the Plan Year or attains age 65, retires or otherwise terminates employment on a date other than the last day of the Plan Year, contributions to be credited for such Plan Year will be prorated in the manner specified by the Committee.

          6. Vesting. Subject to the rights of general creditors as set forth in Section 10 and the right of the Company to discontinue the Plan as provided in Section 13, a Participant will be vested in his Supplemental Retirement Account to the same extent that he has a vested interest in his employer-provided benefit under the Pension Plan. If required under the terms of a Participant's employment contract with the Company or any subsidiary of the Company, the Participant will be given credit for additional years of service for purposes of vesting under this Plan (but not for purposes of calculating the amount of a Participant's supplemental retirement benefit under the Plan). Notwithstanding the foregoing, a Participant will become fully vested in his Supplemental Retirement Account upon a Change in Control. In addition, a Participant will be fully vested if he becomes eligible for benefits under any long term disability plan maintained by the Company or any subsidiary of the Company.

          7. Commencement of Benefits. Payment of a Participant's vested interest in his Supplemental Retirement Account will be made or will begin on the first day of the month following the month in which the Participant retires or otherwise terminates employment.

          8. Form of Benefits. A Participant's vested Supplemental Retirement Account balance will be paid in a single lump sum cash payment, unless the Participant elects, at least six months prior to the date his Supplemental Retirement Account is scheduled to be paid, in accordance with procedures established by the Committee to receive his vested Supplemental Retirement Account balance in annual, quarterly or monthly cash installments over a period not greater than fifteen years (or in a combination of a lump sum and such installments). The amount of each installment payment will be equal to the quotient obtained by dividing the Participant's account balance as of the date of such installment payment by the number of installment payments remaining to be made to or on behalf of such Participant at the time of calculation. If a Participant has elected an installment form of payment, the Participant's Supplemental Retirement Account balance will be deemed to be converted into a hypothetical fixed-income investment earning 8% per annum, and will no longer be deemed to be invested in Phantom Shares.

          9. Death Benefits. (a) Upon the death of a Participant who is receiving a supplemental retirement benefit, the Participant's Supplemental Retirement Account balance will continue to be paid in accordance with the form of payment elected by the Participant under Section 8.

                 (b) If a Participant who is entitled to receive a supplemental retirement benefit under the Plan dies before payment of such benefit begins, the Supplemental Retirement Account balance will be paid as a death benefit to the beneficiary designated by the Participant (who may or may not be the Participant's spouse) in accordance with procedures established by the Committee or, in the event the Participant has not designated any beneficiary, to the Participant's surviving spouse, if any, and if none, to the Participant's estate. The death benefit payable pursuant to this subsection
(b) will be paid on the first day of the month following the month in which the Participant dies. The death benefit will be paid to the beneficiary in a single lump sum payment unless the beneficiary elects, at least six months prior to the date the benefit is scheduled to be paid, to receive the death benefit in any other form permitted under Section 8.

         10. Benefits are Unfunded. (a) The Plan will be unfunded. All benefits payable to a Participant under the Plan will be paid from the general assets of the Company or any subsidiary of the Company that employed the Participant, and nothing contained in the Plan will require the Company or any subsidiary of the Company to set aside or hold in trust any funds for the benefit of a Participant, who will have the status of a general unsecured creditor with respect to the obligation of the Company to make payments under the Plan. Any funds of the Company or any subsidiary of the Company available to pay benefits under the Plan will be subject to the claims of general creditors of the Company or such subsidiary and may be used for any purpose by the Company or such subsidiary.

                 (b) If the supplemental retirement benefit payable to a Participant under the Plan is attributable to periods of employment with the Company and/or one or more subsidiaries of the Company, the Committee may allocate liability for the payment of the benefit among the Company and one or more subsidiaries in any manner the Committee, in its sole discretion, determines to be appropriate.

                 (c) Notwithstanding the provisions of Section 10(a), the Company may, at the direction, and in the absolute discretion, of the Committee, transfer to the trustee of one or more trusts established for the benefit of one or more Participants assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust will at all times be subject to the claims of general unsecured creditors of the Company and the subsidiaries of the Company, and no Participant will at any time have a prior claim to such assets. To the extent that supplemental retirement benefits under the Plan are paid from any such trust, the Company and each subsidiary of the Company will be relieved of all liability for such benefits.

         11. Certain Adjustments. The Committee will make or provide for such adjustments in the number of Phantom Shares credited to accounts under the Plan, the kind of shares covered by Phantom Shares, and/or in the computations based on Common Stock, the number of shares thereof, or the Market Value per Share, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

         12. Administration of the Plan. (a) The Committee will administer the Plan and will have the full authority and discretion to accomplish that purpose, including without limitation, the authority and discretion to (i) interpret the Plan and correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent that the Committee deems desirable to carry the purpose of the Plan, (ii) resolve all questions relating to the eligibility of employees to become Participants, (iii) determine the amount of benefits payable to Participants and authorize and direct the Company with respect to the payment of benefits under the Plan, (iv) make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, and (v) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan. The Committee will keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan.

                 (b) In determining the amount of a Participant's supplemental retirement benefit (including the amount of the Scheduled Annual Accrual, Lifetime Supplemental Benefit Target, and Annual Supplemental Benefit Target), the Committee will adopt, with the advice of actuaries or such other consultants as it may select, such assumptions as in its sole discretion it determines to be necessary, desirable or appropriate as to interest rates, mortality, rates of inflation, increases in Participant compensation, Competitive Median compensation, Primary Social Security Benefits, and any other matter that the Committee deems relevant in making the calculations required under the Plan. The Committee may revise any such assumptions from time to time to the extent that the Committee deems necessary, desirable or appropriate, and any such revised assumptions will be taken into account in determining the amount of future Scheduled Annual Accruals required to provide a Participant's supplement retirement benefit under the Plan.

                 (c) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control the Committee may not adopt or revise any assumption or other factor that would adversely affect the existing or future benefit of any Participant without such Participant's written consent (including but not limited to a reduction in the dollar value of the Scheduled Annual Accrual to be credited with respect to such Participant on or after the Change in Control, determined by reference to the most recent Scheduled Annual Accrual credited prior to the Change in Control).

                 (d) Any action taken or determination made by the Committee will, except as otherwise provided in Section 13 below, be conclusive on all parties. No member of the Committee will vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action will be taken by the Board of Directors.

         13. Claims Procedure. (a) If a Participant does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Committee. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Committee will indicate to the claimant any additional information which is required.

                 (b) Each claim will be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the denial of the claim. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth below. If no action is taken by the Committee on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

                 (c) A claimant may appeal a denial of his claim by requesting a review of the decision by the Committee or a person designated by the Committee, which person will be a named fiduciary under Section 402(a)(2) of ERISA for purposes of this Section. An appeal must be submitted in writing within six months after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and
(iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee or the named fiduciary designated by the Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee or the named fiduciary designated by the Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee or named fiduciary, provided the Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Committee or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

         14. Amendment or Termination. (a) Except as provided in paragraph (b) of this Section, the Plan may be amended at any time by the Committee. The Plan may also be amended or terminated by the Board of Directors at any time. Any amendment adopted by the Committee or the Board may reduce prospectively the earnings factor to be applied to a Participant's account established under the Plan, or may change the hypothetical investment of account balances from Phantom Shares to any other hypothetical investment. However, no action taken by the Committee or by the Board of Directors to amend or terminate the Plan will have the effect of decreasing a Participant's account balance as of the date of such action.

                 (b) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control the Plan may not be amended with respect to any Participant in any manner that would adversely affect such Participant's existing or future benefit under the Plan without such Participant's written consent, including but not limited to (i) an amendment to the targeted benefit formula for any period on or after the Change in Control, or (ii) an amendment that would cause a reduction in the dollar value of the Scheduled Annual Accrual to be credited with respect to such Participant on or after the Change in Control, determined by reference to the most recent Scheduled Annual Accrual credited prior to the Change in Control.

         15. Miscellaneous. (a) Nothing in the Plan will confer upon a Participant the right to continue in the employ of the Company or any subsidiary of the Company or will limit or restrict the right of the Company or any subsidiary of the Company to terminate the employment of a Participant at any time with or without cause.

                 (b) Notwithstanding any provision of the Plan which is expressed in terms of targeted benefits, projected annual benefits or actuarial calculations, each Participant's actual benefit under the Plan as of any date will consist solely of the vested balance of the Participant's Supplemental Retirement Account.

                 (c) Except as otherwise provided in the Plan, no right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

                 (d) The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan will terminate and no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt. In addition, in the absolute discretion of the Committee, the benefit of each Participant accrued under such balance of the Plan on the date of termination will be paid immediately to such Participant in a single lump sum cash payment.

                 (e) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect without being impaired or invalidated in any way.

                 (f) THE PLAN WILL BE CONSTRUED AND GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY SUCH FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.


         Executed at Dallas, Texas, this ___ day of _________, 1997.


                                             PILLOWTEX CORPORATION



                                             By